                                                                    EXHIBIT 23.1
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Communications, Inc. (formerly Fisher Companies Inc.) of our report dated March21, 2002 appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington

March 27, 2002